Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 31, 2011) – HopFed Bancorp, Inc. (NASDAQ: HFBC), (the “Company”) today reported results for the three and twelve month periods ended December 31, 2010. For the three month period ended December 31, 2010, net income available to common shareholders was $557,000, or $0.08 per share basic and diluted, compared to net income available to common shareholders of $1,953,000, or $0.55 per share basic and diluted, for the three month period ended December 31, 2009. For the twelve month period ended December 31, 2010, net income available to common shareholders was $5,485,000, or $0.98 per share basic and diluted, as compared to net income available to common shareholders of $944,000, or $0.26 per share basic and diluted, for the twelve month period ended December 31, 2009. Income results for the year ended December 31, 2009 were adversely affected by a $5.0 million goodwill impairment charge. The impairment charge reduced the Company’s after-tax net income by $3.3 million, or $0.92 per share basic and diluted, for the year ended December 31, 2009.

Commenting on the three and twelve month periods ended December 31, 2010, John E. Peck, President and Chief Executive Officer, said, “The Company has obtained legal possession of a significant portion of our problem assets. As a result, the Company’s balance in other real estate owned increased from $2.6 million at September 30, 2010, to $9.8 million at December 31, 2010.”

Mr. Peck continued, “The Company’s profitability declined in the current quarter primarily due to additional provision expenses resulting from a reclassification of four credit relationships. Despite increased credit expenses, the Company remained profitable in the fourth quarter and the year ended December 31, 2010, was the Company’s most profitable ever. As we enter a new year, the Company’s primary focus will remain on maintaining a strong balance sheet, reducing the level of problem assets and lowering our cost of funds.”

Financial Highlights

•

For the three month period ended December 31, 2010, the Company’s cost of all deposits declined to 1.92%, as compared to 2.04% for the three months ended September 30, 2010, and 2.44% for the three month period ended December 31, 2009.

•

The Company’s growth in both non-interest bearing and interest bearing checking accounts remains impressive. For the twelve months ended December 31, 2010, the balances in these deposit accounts increased by more than $32.8 million despite a $7.5 million decline in brokered deposits.

•

The Company’s provision for loan loss expense for the three and twelve month periods ended December 31, 2010, was $3.2 million and $6.0 million, respectively, as compared to the provision for loan loss expense for the three and twelve month periods ended December 31, 2009, of $884,000 and $4.2 million, respectively.

•

During the three month period ended December 31, 2010, the Company charged off approximately $2.4 million in loans and added $7.2 million to other real estate owned. At December 31, 2010, the Company’s non-performing loans totaled $5.0 million, and management had specific reserves against non-performing loans totaling $4.3 million.

•

The Company and its wholly owned subsidiary, Heritage Bank, continue to maintain exceptional capital levels. At December 31, 2010, the Bank’s Tier 1 Capital and Total Risk Based Capital Ratios were 9.37% and 16.22%, respectively. At December 31, 2010, the Company’s Tier 1 Capital and Total Risk Based Capital Ratios were 11.09% and 19.24%, respectively.

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HFBC Reports Fourth Quarter Results

January 31, 2011

Asset Quality

At December 31, 2010, non-performing loans totaled $5.0 million, or 0.82% of total loans, as compared to $11.2 million, or 1.72% of total loans at December 31, 2009. At December 31, 2010, non-performing assets totaled $14.8 million, or 1.37% of total assets, compared to $13.1 million, or 1.28% of total assets, at December 31, 2009. At December 31, 2010, the Company’s allowance for loan loss balance was $9.8 million. The Company’s allowance for loan loss account equaled approximately 195.35% of the Company’s non-performing loans and 1.61% of total loans outstanding at December 31, 2010. For the twelve month period ended December 31, 2010, the Company’s net charge-offs totaled $5.0 million, an annualized rate of 0.78% of average loans.

The decline in non-performing loans is largely the result of foreclosures being placed into other real estate owned (ORE). Of the recently acquired multi-family properties, all but $1.4 million consist of four to eight unit buildings located in the Company’s largest market. The Company anticipates that the marketing time for disposition of these units will be six to twelve months.

The Company’s largest market is expected to benefit from the return of approximately 14,000 military personnel from the Middle East in the next six months. With the influx of returning troops, we also anticipate that economic activity in the area to increase. We anticipate that the increased economic activity will have a positive influence on both the marketability of the Company’s other real estate owned and loan demand.

Net Interest Income

For the twelve month ended December 31, 2010, the Company’s net interest income was $30.2 million, compared to $26.8 million for the twelve month period ended December 31, 2009. For the three month period ended December 31, 2010, the Company’s net interest income was $7.3 million, compared to $7.0 million for the three month period ended December 31, 2009, and $7.7 million for the three month period ended September 30, 2010. Weak loan demand continues to adversely affect the Company’s net interest margin. As investment alternatives become less attractive in the current low interest rate environment, management has chosen to selectively reduce its balances of Federal Home Loan Bank loan balances and brokered deposits.

For the three month period ended December 31, 2010, the Company’s interest expense declined by $372,000 and $968,000 as compared to the three month periods ended September 30, 2010, and December 31, 2009, respectively. The decline of interest expense occurred despite a $30.5 million increase in average interest bearing liabilities during the three month period ended December 31, 2010, as compared to the three month period ended December 31, 2009. Management anticipates that the growth in interest bearing liabilities will be sluggish through the first half of 2011 as we continue to emphasize reducing our cost of funds.

Non-interest Income

Non-interest income for the three month period ended December 31, 2010, was $3.6 million, compared to $3.0 million for the three month period ended December 31, 2009. The increase in non-interest income was the result of a $1.7 million in gains taken during the three month period ended December 31, 2010, as compared to $1.1 million in gains taken during the three month period ended December 31, 2009.

For the three and twelve month periods ended December 31, 2010, service charge income was $948,000 and $3.9 million, respectively, as compared to $1.1 million and $4.2 million for the three and twelve month periods ended December 31, 2009, respectively. For the three month period ended December 31, 2010, new regulations regarding the use of overdraft protection resulted in a decline in overdraft revenue of approximately 20% as compared to the same period in 2009.

For the three month period ended December 31, 2010, the Company earned $199,000 in mortgage origination revenue as compared to $82,000 for the three month period ended December 31, 2009, and $204,000 for the three month period ended September 30, 2010. During October and November 2010, lower long term rates spurred additional mortgage refinancing activities. During December 2010, long term mortgage rates increased, reducing the amount of refinancing activity.

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HFBC Reports Fourth Quarter Results

January 31, 2011

Non-interest Expense

As compared to the three month period ended December 31, 2009, non-interest expenses increased by $640,000. The most significant increases in non-interest expenses were in compensation and deposit insurance expenses, both increasing by more $200,000. The increase in compensation expense is the result of additional staffing due to increased regulatory compliance needs and is not a seasonal trend. For the twelve month periods ended December 31, 2010 and December 31, 2009, non-interest expense declined by $4.3 million primarily due to a $5.0 million goodwill impairment charge in the third quarter of 2009. Excluding the goodwill impairment charge, total non-interest expenses increased by less than $700,000, or less than 3.0% as compared to 2009.

Balance Sheet

Total assets were $1.08 billion at December 31, 2010, an increase of $52.7 million from December 31, 2009. During the same period, the Company’s deposits grew by $32.8 million, while gross loans declined by approximately $41.2 million. In 2010, the Company reduced brokered deposit balances by approximately $7.5 million and borrowings from the Federal Home Loan Bank by approximately $20.6 million. The Company anticipates that loan demand will remain weak during the first half of 2011. The Company’s focus will remain on core deposit growth, reducing its cost of funds, and resolution of problem assets.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

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HFBC Reports Fourth Quarter Results

January 31, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Table amounts in thousands, except percentages and book value per share data)

	Selected Financial Indicators as of:

	December 31, 2010	December 31, 2009

Total assets	$1,082,591	$1,029,876
Loans receivable, gross	610,045	651,206
Securities available for sale	357,739	289,691
Required investment in FHLB stock, at cost	4,378	4,281
Allowance for loan loss	9,830	8,851
Total deposits	826,929	794,144
Total FHLB borrowings	81,905	102,465
Repurchase agreements	45,110	36,060
Stockholders’ equity	111,444	79,949
Book value per share, gross	$12.69	$17.12
Tangible book value per share	$12.57	$16.80
Allowance for loan loss / Gross loans	1.61%	1.36%
Non-performing assets / Total asset	1.37%	1.28%
Non-performing loans / Total loans	0.82%	1.72%
Annualized net charge off ratio	0.78%	0.23%
Tier 1 Capital - Bank	9.37%	8.03%
Total Risk Based Capital - Bank	16.22%	13.20%
Year to date tax equivalent net yield on interest earning assets	3.19%	2.98%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2010	2009	2010	2009

Interest and dividend income:
Loans receivable	$9,010	9,683	38,037	38,921
Investment in securities, taxable	2,801	2,977	11,923	12,647
Nontaxable securities available for sale	648	475	2,457	1,565
Interest-earning deposits	—	—	—	8

Total interest and dividend income	12,459	13,135	52,417	53,141

Interest expense:
Deposits	3,979	4,796	17,384	20,833
Advances from Federal Home Loan Bank	792	962	3,292	4,070
Repurchase agreements	212	179	831	767
Subordinated debentures	182	196	739	642

Total interest expense	5,165	6,133	22,246	26,312

Net interest income	7,294	7,002	30,171	26,829
Provision for loan losses	3,169	884	5,970	4,199

Net interest income after provision for loan losses	4,125	6,118	24,201	22,630

Non-interest income:
Service charges	948	1,082	3,922	4,222
Merchant card income	179	162	698	612
Mortgage origination revenue	199	82	590	271
Gain on sale of AFS securities	1,718	1,134	3,504	2,715
Other than temporary impairment charge on AFS securities	—	(200)	—	(200)
Income from bank owned life insurance	81	261	344	481
Financial services commission	195	245	971	983
Other operating income	292	274	1,077	1,141

Total non-interest income	3,612	3,040	11,106	10,225

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2010	2009	2010	2009
Non-interest expenses:
Salaries and benefits	$3,139	2,936	12,762	12,240
Occupancy expense	807	762	3,158	3,074
Data processing expense	706	659	2,807	2,595
State deposit tax	162	154	641	619
Intangible amortization expense	81	98	357	650
Impairment charge on goodwill	—	—	—	4,989
Professional services expense	293	225	1,225	1,002
Advertising expense	341	328	1,115	1,304
Postage and communications expense	131	136	557	616
Supplies expense	117	101	404	363
Deposit insurance and examination expense	560	343	2,107	2,026
(Gain) loss on sale of real estate owned	35	84	(321)	126
Real estate owned expenses	46	18	264	115
Other operating expenses	286	221	1,101	764

Total non-interest expense	6,704	6,065	26,177	30,483

Income before income tax expense	1,033	3,093	9,130	2,372
Income tax expense	216	880	2,614	397

Net income	817	2,213	6,516	1,975

Less:
Dividends on preferred shares	232	232	920	920
Accretion dividend on preferred shares	28	28	111	111

Net income available to common stockholders	$557	1,953	5,485	944

Net income available to common stockholders
Per share, basic	$0.08	0.54	0.98	0.26

Per share, diluted	$0.08	0.54	0.98	0.26

Cash dividends per share	$0.08	0.12	0.40	0.48

Weighted average shares outstanding - basic	7,315,776	3,645,863	5,620,093	3,641,368

Weighted average shares outstanding - diluted	7,315,776	3,645,863	5,620,093	3,641,368

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	12/31/2010	9/30/2010	Change from Prior Quarter

Interest and dividend income:
Loans receivable	$9,010	9,396	($386)
Investment in securities, taxable	2,801	3,165	(364)
Nontaxable securities available for sale	648	635	13

Total interest and dividend income	12,459	13,196	(737)

Interest expense:
Deposits	3,979	4,313	(334)
Advances from Federal Home Loan Bank	792	818	(26)
Repurchase agreements	212	213	(1)
Subordinated debentures	182	193	(11)

Total interest expense	5,165	5,537	(372)

Net interest income	7,294	7,659	(365)
Provision for loan losses	3,169	1,332	1,837

Net interest income after provision for loan losses	4,125	6,327	(2,202)

Non-interest income:
Service charges	948	953	(5)
Merchant card income	179	180	(1)
Mortgage origination revenue	199	204	(5)
Gain on sale of securities	1,718	1,060	658
Income from bank owned life insurance	81	85	(4)
Financial services commission	195	293	(98)
Other operating income	292	247	45

Total non-interest income	3,612	3,022	590

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	12/31/2010	9/30/2010	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	3,139	3,186	(47)
Occupancy expense	807	795	12
Data processing expense	706	705	1
State deposit tax	162	162	0
Intangible amortization expense	81	81	0
Professional services expense	293	335	(42)
Advertising expense	341	262	79
Postage and communications expense	131	144	(13)
Supplies expense	117	95	22
Deposit insurance and examination expense	560	759	(199)
(Gain) loss on sale on real estate owned	35	(63)	98
Real estate owned expense	46	36	10
Other operating expenses	286	296	(10)

Total non-interest expense	6,704	6,793	(89)

Income before income tax expense	1,033	2,556	(1,523)
Income tax expense (benefit)	216	788	(572)

Net income available to common stockholders	817	1,768	(951)

Less:
Dividends on preferred shares	232	232	—
Accretion dividend on preferred shares	28	28	—

Net income available to common stockholders	557	1,508	(951)

Net income (loss) available to common stockholders
Per share, basic	0.08	0.21	(0.13)

Per share, diluted	0.08	0.21	(0.13)

Dividends per share	0.08	0.08	—

Weighted average shares outstanding - basic	7,315,776	7,271,119

Weighted average shares outstanding - diluted	7,315,776	7,271,119

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2011

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the twelve month periods ended December 31, 2010 and December 31, 2009, by $1,130 and $703, respectively; for a tax equivalent rate using a cost of funds rate of 2.50% for twelve month period ended December 31, 2010, and 3.00% for the twelve month period ended December 31, 2009. The table adjusts tax-free loan income by $52 for the twelve month period ended December 31, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2010	Income & Expense 12/31/2010	Average Rates 12/31/2010	Average Balance 12/31/2009	Income & Expense 12/31/2009	Average Rates 12/31/2009

Loans, net	$629,633	$38,089	6.05%	$633,143	$38,921	6.15%
Investments AFS taxable	289,556	11,923	4.12%	252,707	12,635	5.00%
Investment AFS tax free	63,179	3,587	5.68%	36,559	2,268	6.20%
Investment Held to maturity	—	—	—	280	12	4.29%
Federal funds	—	—	—	3,270	8	0.24%

Total interest earning assets	982,368	53,599	5.46%	925,959	53,844	5.81%

Other assets	101,119			80,423

Total assets	$1,083,487			$1,006,382

Retail time deposits	$488,531	13,629	2.79%	$469,475	16,706	3.56%
Brokered deposits	82,226	1,959	2.38%	72,937	2,498	3.42%
Now accounts	128,096	1,666	1.30%	99,899	1,509	1.51%
MMDA and savings accounts	63,565	130	0.20%	56,056	120	0.21%
FHLB borrowings	92,830	3,292	3.55%	119,098	4,070	3.42%
Repurchase agreements	42,442	831	1.96%	30,673	785	2.56%
Subordinated debentures	10,310	739	7.17%	10,310	624	6.05%

Total interest bearing liabilities	908,000	22,246	2.45%	858,448	26,312	3.07%

Non-interest bearing deposits	68,901			62,573
Other non-interest bearing liabilities	4,651			5,371

Stockholders’ equity	101,935			79,990

Total liabilities and stockholders’ equity	$1,083,487			$1,006,382

Net change in interest earning assets and interest bearing liabilities		$31,353			$27,532

Interest rate spread			3.01%			2.74%

Net yield on interest earning assets		3.19%			2.97%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2011

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended December 31, 2010 and December 31, 2009, by $298 and $213, respectively; for a tax equivalent rate using a cost of funds rate of 2.50% for the three month period ended December 31, 2010, and 3.00% for the three month period ended December 31, 2009. The table adjusts tax-free loan income by $9 for three month period ended December 31, 2010 and $16 for the three month period ended December 31, 2009, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2010	Income & Expense 12/31/2010	Average Rates 12/31/2010	Average Balance 12/31/2009	Income & Expense 12/31/2009	Average Rates 12/1/2009
		(Dollars in Thousands, Except Percentages)

Loans, net	$613,376	$9,019	5.88%	$645,560	$9,699	6.01%
Investments AFS taxable	311,026	2,801	3.60%	249,160	2,977	4.78%
Investment AFS tax free	67,343	946	5.62%	45,202	688	6.09%

Total interest earning assets	991,745	12,766	5.15%	939,922	13,364	5.69%

Other assets	106,882			87,950

Total assets	$1,098,627			$1,027,872

Retail time deposits	$476,490	3,087	2.59%	$470,846	3,795	3.22%
Brokered deposits	75,733	395	2.09%	82,418	553	2.68%
Now accounts	140,795	463	1.32%	107,448	418	1.56%
MMDA and savings accounts	66,001	34	0.21%	60,542	30	0.20%
FHLB borrowings	89,120	792	3.55%	109,924	962	3.50%
Repurchase agreements	44,787	212	1.89%	31,266	196	2.51%
Subordinated debentures	10,310	182	7.06%	10,310	179	6.94%

Total interest bearing liabilities	903,236	5,165	2.29%	872,754	6,133	2.81%

Non-interest bearing deposits	70,288			66,375
Other liabilities	5,498			5,604

Stockholders’ equity	119,606			83,139

Total liabilities and stockholders’ equity	$1,098,628			$1,027,872

Net interest income		$7,601			$7,231

Interest rate spread			2.86%			2.88%

Net yield on interest earning assets		3.07%			3.08%

This information is preliminary and based on company data available at the time of the presentation.

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